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                                                                     EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated March 5, 1997 (except with respect to the matter discussed in Note 17 to the consolidated financial statements, as to which the date is April 10,
1997) included or incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements, Registration Nos. 33-43105 and 33-51954.


                                                         /s/ Arthur Andersen LLP
Philadelphia, PA
April 30, 1997